Exhibit 99.1

Cavium

Announces Financial Results for Q2 2016

SAN JOSE, Calif., July 26, 2016 – Cavium, Inc. (NASDAQ: CAVM), a leading provider of semiconductor products that enable secure and intelligent processing for enterprise, data center, cloud, wired and wireless networking, today announced financial results for the second quarter ended June 30, 2016.

Net revenue in the second quarter was $107.2 million, a 5.2% sequential increase from the $101.9 million reported in the first quarter of 2016 and 2.1% from the $105.0 million reported in the second quarter of 2015.

Generally Accepted Accounting Principles (GAAP) Results

Net loss for the second quarter of 2016 was $7.4 million, or $(0.13) per diluted share, compared to $3.8 million, or $(0.07) per diluted share in the first quarter of 2016. Gross margins were 66.9% in the second quarter of 2016 compared to 66.8% in the first quarter of 2016. GAAP operating loss (GAAP loss from operations as a percentage of revenue) was 6.3% in the second quarter of 2016 compared to 3.3% in the first quarter of 2016. Total cash and cash equivalents were $140.4 million at June 30, 2016.

Non-GAAP Results

Cavium believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to Cavium’s financial condition and results of operations. These measures should only be used to evaluate Cavium’s results of operations in conjunction with the corresponding GAAP measures. The reconciliation between GAAP and non-GAAP financial results is provided in the financial statements portion of this release.

In the second quarter of 2016, Non-GAAP net income was $17.2 million, or $0.29 per diluted share. Non-GAAP gross margin was 67.3% and Non-GAAP operating margin (non-GAAP income from operations as a percentage of revenue) was 16.6%.

Recent News Highlights

•	July 13, 2016 - Cavium Commences Exchange Offer to Acquire QLogic
•	June 21, 2016 - Cavium Adds Microsemi’s Storage Solutions to ThunderX® Processor Family
•	June 20, 2016 - IDT Collaborates with Cavium to Support Hyperscale Data Centers
•	June 20, 2016 - Cavium and Partners Demonstrated ThunderX Servers at ISC 2016
•	June 15, 2016 - Cavium Announced to Acquire QLogic
•	May 20, 2016 - Cavium Announced ThunderX2™
•	May 30, 2016 - Cavium Showcased The CloudScale Rack™
•

May 23, 2016 - Cavium Unveiled OCTEON TX™: Industry’s widest range of 64-bit ARM®-based SOCs for a broad spectrum of open, services-centric applications in enterprise and service provider infrastructure

Cavium, Inc. will broadcast its second quarter of 2016 financial results conference call today, July 26, 2016, at 2 p.m. Pacific time (5 p.m. Eastern time).  The conference call will be available via a live web cast on the investor relations section of the Cavium website at http://www.cavium.com. Please access the website at least a few minutes prior to the start of the call in order to download and install any necessary audio software. An archived web cast replay of the call will be available on the web site for a limited period of time.

About Cavium

Cavium is a leading provider of highly integrated semiconductor products that enable intelligent processing in enterprise, data center, cloud and wired and wireless service provider applications. Cavium offers a broad portfolio of integrated, software-compatible processors ranging in performance from 100 Mbps to 100 Gbps that enable secure, intelligent functionality in enterprise, data-center, broadband/consumer and access and service provider equipment. Cavium’s processors are supported by ecosystem partners that provide operating systems, tool support, reference designs and other services. Cavium’s principal office is in San Jose, CA with design team locations in California, Massachusetts, India and China. For more information, please visit: http://www.cavium.com.

CAVIUM, INC.

Unaudited GAAP Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended
	June 30, 2016	March 31, 2016
Net revenue	$107,158	$101,882
Cost of revenue	35,499	33,866
Gross profit	71,659	68,016
Operating expenses:
Research and development	52,578	50,455
Sales, general and administrative	25,882	20,925
Total operating expenses	78,460	71,380
Loss from operations	(6,801)	(3,364)
Other income (expense), net:
Interest expense	(185)	(208)
Other, net	(151)	14
Total other expense, net	(336)	(194)
Loss before income taxes	(7,137)	(3,558)
Provision for income taxes	273	275
Net loss	$(7,410)	$(3,833)
Net loss per common share, basic and diluted	$(0.13)	$(0.07)
Shares used in computing basic and diluted net loss per common share	57,527	56,932

CAVIUM, INC.

Unaudited Reconciliation of Non-GAAP Adjustments

(in thousands)

	Three Months Ended
	June 30, 2016	March 31, 2016
Reconciliation of GAAP operating expenses to non-GAAP:
GAAP research and development expenses	$52,578	$50,455
Stock-based compensation and related payroll taxes	(9,017)	(8,773)
Amortization of acquisition related assets and other	(3,523)	(3,532)
Non-GAAP research and development expenses	$40,038	$38,150

GAAP sales, general and administrative expenses	$25,882	$20,925
Stock-based compensation and related payroll taxes	(5,263)	(5,984)
Acquisition related expenses	(6,339)	-
Non-GAAP sales, general and administrative expenses	$14,280	$14,941
Total Non-GAAP operating expenses	$54,318	$53,091

CAVIUM, INC.

Unaudited Reconciliation of Non-GAAP Adjustments

(in thousands, except per share data and percentages)

	Three Months Ended
	June 30, 2016	March 31, 2016
Reconciliation of GAAP gross profit and margin to non-GAAP:
Net revenue	$107,158	$101,882
GAAP gross profit	71,659	68,016
GAAP gross margin	66.9%	66.8%

Stock-based compensation and related payroll taxes	261	191
Amortization of acquisition related assets	157	157
Non-GAAP gross profit	$72,077	$68,364
Non-GAAP gross margin	67.3%	67.1%

Reconciliation of GAAP loss from operations to non-GAAP income from operations:
GAAP loss from operations	$(6,801)	$(3,364)
Stock-based compensation and related payroll taxes	14,541	14,948
Amortization of acquisition related assets and other	3,680	3,689
Acquisition related expenses	6,339	-
Non-GAAP income from operations	$17,759	$15,273
Non-GAAP income from operations as a percentage of revenue	16.6%	15.0%

Reconciliation of GAAP net loss to non-GAAP net income:
GAAP net loss	$(7,410)	$(3,833)
Non-GAAP adjustments:
Stock-based compensation and related payroll taxes	14,541	14,948
Amortization of acquisition related assets and other	3,680	3,689
Acquisition related expenses	6,339	-
Total of non-GAAP adjustments	24,560	18,637
Non-GAAP net income	$17,150	$14,804

GAAP net loss per share, diluted	$(0.13)	$(0.07)
Non-GAAP adjustments detailed above	0.42	0.32
Non-GAAP net income per share, diluted	$0.29	$0.25

GAAP weighted average shares, diluted	57,527	56,932
Non-GAAP share adjustment	2,471	3,233
Non-GAAP weighted average shares, diluted	59,998	60,165

CAVIUM, INC.

Unaudited GAAP Condensed Consolidated Balance Sheets

(in thousands)

	As of
	June 30, 2016	March 31, 2016
Assets
Current assets
Cash and cash equivalents	$140,419	$129,629
Accounts receivable, net	82,137	79,594
Inventories	52,702	48,092
Prepaid expenses and other current assets	10,109	8,233
Total current assets	285,367	265,548
Property and equipment, net	64,917	63,303
Intangible assets, net	36,698	37,907
Goodwill	71,478	71,478
Other assets	1,822	1,738
Total assets	$460,282	$439,974

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$30,024	$25,668
Other accrued expenses and other current liabilities	16,447	8,326
Deferred revenue	7,856	6,425
Capital lease and technology license obligations	17,380	17,286
Total current liabilities	71,707	57,705
Capital lease and technology license obligations, net of current	4,182	6,932
Deferred tax liability	3,923	3,785
Other non-current liabilities	4,140	2,907
Total liabilities	83,952	71,329

Stockholders' equity
Common stock	58	57
Additional paid-in capital	576,927	561,833
Accumulated deficit	(200,655)	(193,245)
Total stockholders' equity	376,330	368,645
Total liabilities and stockholders' equity	$460,282	$439,974

Cavium Contact:

Art Chadwick	Angel Atondo
Vice President of Finance and Administration and Chief Financial Officer	Senior Marketing Communications Manager
Tel: (408) 943-7104	Tel: (408) 943-7417
Email: art.chadwick@cavium.com	Email: angel.atondo@cavium.com